EXHIBIT 99.1

Integrated Cannabis Solutions Issues Corporate Update.

The Company plans for revenue-generating divisions in different sectors

August 24, 2022 - Coconut Creek, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”), (OTCPINK: IGPK) is pleased to share the following update.

Integrated Cannabis will encompass 3 operating divisions all held under its wholly owned holding company. These divisions will be: Cannabis, Branding and a 3rd to be named later (this division is being created from within). Our plan provides for each of these divisions to be generating revenue by the end of December 2023.

We estimate that we will file the Super 8-K and financial statements within days after receiving the audit for Consolidated Apparel, Inc (“Consolidated”), which is currently producing about $1.2 million in annual revenues and will remove the Company’s Shell designation and add revenue to our books. Consolidated has identified several acquisition targets that complement the Consolidated operations, which if assimilated will potentially increase annual revenues.  These transactions, if completed will be structured as Asset Purchases to expedite closings.

In July of 2022, the Company issued 598,800 shares of Series B Preferred for 49.9% of GCTR Management, LLC (“GCTR”), a management company in the cannabis sector in California with two clients. GCTR currently grosses revenues of approximately $300,000 per month. We have an option to purchase the remaining 50.1% percent but will look to extend that date until the end of 2023, so we can pursue other opportunities to increase our presence in the cannabis sector in California.  We will continually seek new acquisitions to potentially increase our revenues and will look to lock down 49.9% of two other entities with options to acquire the remaining portion by the end of 2023.

We have agreed to work on new projects with our partners in California with each side owning 50%.

Our new division is being set up from within services of a sector our management has decades of experience in, which we are planning to roll out during the 4th quarter of 2022.

Additionally, in the 4th quarter, we plan to begin setting up operations in the Caribbean to expand both our Branding and Cannabis divisions. For our Branding division, we plan to manufacture products on the island to be sold on the island and export products back to the United States. For Cannabis, we plan to acquire the real estate and equipment needed to operate a manufacturing operation. We will not be involved in the day-to-day operations, but plan to receive a monthly fee for the building and use of the equipment equal to 25% of the monthly revenue.

The Company, in compliance with SEC regulations, will use social media outlets like Facebook or Twitter and its own website at www.igpk.org to announce key information in compliance with Regulation FD.

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Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Despite our Shell designation being removed in conjunction with our Super 8-K filing, pursuant to Rule 144 of the Securities Act of 1933 we are required to post Form 10 Information in the form of the Super 8-K filing for 1 year in compliance with Rule 144. No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price. There is no assurance that GCTR or Consolidated will maintain its current revenue level; as such, future periods may generate less revenue than its historical revenues to date.

Investor Relations:

Matthew Dwyer

matt@igpk.org

www.igpk.org

Twitter @IGPKOTC

954-906-0098

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